UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 22, 2010

Volterra Semiconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50857	94-3251865
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

47467 Fremont Blvd., Fremont, California		94538
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510 743 1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Compensation Approvals

On January 22, 2010, the Compensation Committee of the Board of Directors of Volterra Semiconductor Corporation (the "Company") approved certain compensation matters for (i) its directors and (ii) executive officers for whom disclosure was required in the registrant’s most recent filing with the Commission under the Securities Act or Exchange Act that required disclosure pursuant to Item 402(c) of Regulation S-K.

For 2010, the Compensation Committee did not change base salaries for the officers described above, as previously disclosed by the Company in its Form 8-K filings. The Compensation Committee approved bonus payments to the Officers pursuant to the Company’s Management Bonus Plan for 2009. The Compensation Committee also recommended, and the Board approved, changes to the cash compensation for the Company's non-employee directors. The Committee's and Board's approvals are described in Exhibit 10.1 to this Current Report, which is incorporated in this Item 5.02 by reference.

Management Bonus Plan for 2010

The Compensation Committee also approved participation by the Company's officers in the Company's existing management bonus plan for 2010. Under the plan, individual bonuses may range from 0% (if minimum operating results are not achieved) to a maximum of 150% (if results exceeds objectives) of the target bonus amount for such officer. The target bonus for an officer is based on a percentage of his base salary earned during the year. The target bonus for the Company’s chief executive officer is based solely on the Company’s financial performance. The target bonuses for all other officers of the Company are weighted such that fifty percent of the target bonus is based on the Company’s financial performance and fifty percent is based on the satisfaction of individual performance criteria as established by the Company’s chief executive officer, as reviewed by the Compensation Committee. The foregoing descriptions are subject to, and qualified in their entirety by, the Company’s management bonus plan, which is filed as Exhibit 10.2 to this Current Report and is incorporated in this Item 5.02 by reference.

Adoption of Severance Benefit Plan

The Compensation Committee also approved the adoption of a Severance Benefit Plan (the "Plan") applicable to certain officers of the Company. The Plan formalizes and standardizes the Company's severance practices for certain of the Company's officers (each, a "Participant" and, collectively, the "Participants"). Participants covered by the Plan will generally be classified as "Tier 1" or "Tier 2" participants. The Compensation Committee classified Mr. Staszak as a Tier 1 participant, and classified Mr. Burns, Dr. Teuscher and Mr. Numann as as Tier 2 participants.

Under the Plan, in the event of a termination by the Company without Cause at least two months prior to a Change in Control or more than twelve months following a Change in Control, the severance benefits for the Participant shall generally consist of the following:

• Tier 1 Participants: (i) a lump sum payment equal to 100% of the Participant's base salary and (ii) continuation of coverage under the Company's health insurance plan for a period of twelve (12) months.
• Tier 2 Participants: (i) a lump sum payment equal to 50% of the Participant’s base salary and (ii) continuation of coverage under the Company's health insurance plan for a period of six (6) months.

In the event of a termination by the Company without Cause or by the Participant for Good Reason, in each case within two months prior to or twelve months following a Change in Control, the severance benefits for the Participant shall consist of the following:

• Tier 1 Participants: (i) a lump sum payment equal to 150% of the Participant's base salary plus 150% of the average bonus paid to such Participant for the two years prior to the Change of Control, (ii) continuation of coverage under the Company's health insurance plan for a period of eighteen (18) months, and (iii) immediate vesting of all of the Participant's outstanding equity awards.
• Tier 2 Participants: (i) a lump sum payment equal to 100% of the Participant's base salary plus 100% of the average bonus paid to such Participant for the two years prior to the Change of Control, (ii) continuation of coverage under the Company's health insurance plan for a period of twelve (12) months, and (iii) immediate vesting of all of the Participant's outstanding equity awards.

"Cause" is a defined term under the Plan and generally includes the commission of a felony by the Participant, the participation in any fraud or material dishonesty against the Company, the intentional misconduct or material failure of the Participant to perform assigned duties, the material violation or breach of any Company policy, Company agreement, or any duty to the Company or failure to cooperate with the Company in any investigation or formal proceeding. "Good Reason" is a defined term under the Plan and generally includes a material diminution in the authority, duties or responsibilities of the Participant, a material reduction in the Participant’s base salary that is not a part of a company-wide reduction plan, a relocation of the Participant’s principal place of employment more than thirty-five (35) miles, or the failure of any acquirer to assume or perform the Company’s obligations under the Plan. "Change in Control" is also a defined term under the Plan and generally includes the acquisition by a party of more than 50% of the voting power of the Company, a change in the composition of a majority of the Board of Directors of the Company over a two year period, or a reorganization, merger, consolidation, or sale or other disposition of all or substantially all of the assets of the Company.

All Participants must sign a general waiver and release of claims to receive any benefits under the Plan. Payments under the Plan are designed to comply with Section 409A of the Internal Revenue Code (the "Code"). In addition, if any payment under the Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, then the Company will calculate which of the following two alternative forms of payment would maximize the Participant’s after-tax proceeds, and shall pay such greater amount: (i) payment in full of the entire amount of the severance payment or (ii) payment of only a part of the severance payment such that the Participant receives the largest payment possible without the imposition of any excise tax imposed by Section 4999 of the Code or other applicable laws.

The plan shall be in effect for a period of four (4) years. The Committee has the right to amend the Plan, provided that the Plan may not be amended by the Committee in any manner which is materially adverse to any Participant without that Participant's written consent.

The foregoing summary is qualified in its entirety by reference to the Severance Benefit Plan filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished with this document:

Exhibit
Number................................Description of Exhibit
10.1..................................Officer and Director Compensation
10.2..................................Management Bonus Plan
10.3..................................Severance Benefit Plan

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volterra Semiconductor Corporation

January 28, 2010	By:	/s/ David Oh

Name: David Oh
Title: General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Officer and Director Compensation
10.2	Management Bonus Plan
10.3	Severance Benefit Plan